Exhibit 10.1

THIS 10% Secured Convertible Promissory Note (THE “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), OR THE SECURITIES LAWS OF ANY STATE. THIS NOTE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR DELIVERY TO ECOARK HOLDINGS, INC. OF AN OPINION OF LEGAL COUNSEL SATISFACTORY TO ECOARK HOLDINGS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR ANY APPLICABLE STATE SECURITIES LAWS.

ECOARK HOLDINGS, INC.
10% Secured Convertible Promissory Note

NOTE NO.	Original Issue Date:__________, 2017

FOR VALUE RECEIVED, ECOARK HOLDINGS, INC., a Nevada corporation with its principal office located at 3333 Pinnacle Hills Parkway, Suite 220, Rogers, AR 72758 (the “Company” or “Debtor”), unconditionally promises to pay to ____________, whose address is ___________________________, or the registered assignee, upon presentation of this 10% Secured Convertible Promissory Note (the “Note”) by the registered holder hereof (the “Registered Holder” or “Holder”) at the office of the Company, the principal amount of $_______ (“Principal Amount”), together with the accrued and unpaid interest thereon and other sums as hereinafter provided, subject to the terms and conditions as set forth below.

1.       Series. This Note is one of a series of duly authorized and issued promissory notes of the Company designated as its 10% Secured Convertible Promissory Notes in an aggregate principal face value for all Notes of this Series of up to a maximum of $5,000,000 (each, a “Series Note,” and collectively, the “Series Notes”). Each of the Series Notes is being issued in accordance with that certain Subscription Agreement between the Company and the Registered Holder, and is subject to the terms and conditions set forth in the Subscription Agreement. Each of the Series Notes is being secured by the same collateral property (as described below in Section 6). The Holder of this Note with the holders of all of the Series Notes are sometimes hereinafter collectively referred to as “Series Holders.”

2.       Schedule for Payment of Principal and Interest. The Principal Amount outstanding hereunder shall be paid in one lump sum payment of $________ on or before _________, 2018 (the “Maturity Date”), and the interest on the Principal Amount outstanding hereunder shall be payable at the rate of 10% per annum and shall be due and payable quarterly, in arrears, with the initial interest payment due March 31, 2017, and continuing thereafter on each successive June 30, September 30, December 31 of each year during the term of this Note and on the Maturity Date. Accrual of interest on the outstanding Principal Amount, payable in cash, shall commence on the date of receipt of funds by the Company and shall continue until payment in full of the outstanding Principal Amount has been made hereunder. The interest so payable will be paid to the person whose name this Note is registered on the records of the Company regarding registration and transfers of the Note (the “Note Register”). Payments made by the Company shall be made to all Series Holders at the same time.

3.       Payment. Payment of any sums due to the Holder under the terms of this Note shall be made in United States Dollars by check or wire transfer at the option of the Company. Payments made by the Company shall be made to all Series Holders at the same time. Payment shall be made at the address last appearing on the Note Register of the Company as designated in writing by the Holder hereof from time to time. If any payment hereunder would otherwise become due and payable on a day on which commercial banks in New York, New York, are permitted or required to be closed, such payment shall become due and payable on the next succeeding day on which commercial banks in New York, New York, are not permitted or required to be closed ("Business Day") and, with respect to payments of Principal Amount, interest thereon shall be payable at the then applicable rate during such extension, if any. The forwarding of such funds shall constitute a payment of outstanding principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Note to the extent of the sum represented by such payment. Except as provided in Section 4 hereof, this Note may not be prepaid without the prior written consent of the Holder.

4.       Mandatory Conversion by Company. The Company may require Holders to convert 100%, but not less than 100%, of Holders’ unconverted portion of the Note, upon condition and written notice that (i) the last reported sale price of the Company’s Common Stock (as defined in Section 5) on the prior 30 consecutive trading days exceed $9.00 and (ii) that the average daily trading volume (as reported on Bloomberg) of the Common Stock over the prior 30 consecutive trading days was not less than 90,000 shares on the trading market on which the Common Stock is listed or designated for quotation (the “Mandatory Conversion”). In the event that the Holder does not convert Note, the Holder shall be repaid for Holder’s unconverted portion of the Note in cash (the “Redemption”).

The Company shall deliver to the Holder a written Notice of Mandatory Conversion (the “Notice of Mandatory Conversion”) specifying the date for the Mandatory Conversion or Redemption if the Holder chooses not to convert Holder’s Note (the “Mandatory Conversion Date”), which date shall be at least 10 but not more than 30 days after the date of the Notice of Mandatory Conversion (the “Mandatory Conversion Period”). The redemption Amount shall be the remaining balance of the Holder’s Note (the “Redemption Amount”). On the Mandatory Conversion Date, the Redemption Amount must be paid in good funds to the Holder. After the Mandatory Conversion Date, interest will cease to accrue on the Note or the portion thereof called for Redemption.

5.       Conversion Rights.

(a)       Conversion. On or after the Original Issue Date, the Holder of this Note will have the right, at the Holder's option, except to the extent provided in Section 4, to convert all or any portion of the Principal Amount hereof and any accrued but unpaid interest thereon into shares of common stock, par value $0.001 per share, of the Company (“Common Stock”) in a manner and in accordance with Section 5(b) below (unless earlier paid or redeemed) at the Conversion Price as set forth below in Section 5(c) (subject to adjustment as described herein). The right to convert the Principal Amount or interest thereon of this Note called for redemption will terminate at the close of business on the Business Day prior to the Mandatory Conversion Date for such Note, unless the Company subsequently fails to pay the applicable Redemption Amount. The shares of Common Stock to be issued upon such conversion are hereinafter referred to as the “Conversion Shares”.

(b)       Mechanics of Holder’s Conversion. In the event that the Holder elects to convert any portion of this Note into Common Stock, the Holder shall give notice of such election by delivering an executed and completed notice of conversion (“Notice of Conversion”) to the Company. The Notice of Conversion shall (i) provide a breakdown in reasonable detail of the Principal Amount and/or accrued interest that is being converted, (ii) state the denominations in which such Holder wishes the certificate or certificates for the Conversion Shares to be issued and (iii) surrender this Note to the Company. On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Company shall make the appropriate reduction to the Principal Amount and/or accrued interest as entered in its records and shall provide written notice thereof to the Holder within five (5) Business Days after the Conversion Date. Each date on which a Notice of Conversion is delivered or telecopied to the Company in accordance with the provisions hereof shall be deemed a Conversion Date (the “Conversion Date”). Pursuant to the terms of the Notice of Conversion, the Company will issue instructions to its transfer agent as soon as practicable thereafter, to cause to be issued and delivered to the Holder certificates for the number of full shares of Conversion Shares to which such Holder shall be entitled as aforesaid and, if necessary, the Company shall cause to be issued and delivered to the Holder a new promissory note representing any unconverted portion of this Note. The Company shall not issue fractional Conversion Shares upon conversion, but the number of Conversion Shares to be received by any Holder upon conversion shall be rounded down to the next whole number and the Holder shall be entitled to payment of the remaining principal amount by a Company check. In the case of the exercise of the conversion rights set forth herein the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Company of the Notice of Conversion. The Holder shall be treated for all purposes as the record holder of the Conversion Shares, unless the Holder provides the Company written instructions to the contrary.

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(c)       Conversion Price. The Conversion Price of the Common Stock into which the Principal Amount, or the then outstanding interest due thereon, of this Note is convertible shall be $_____ per share (subject to adjustment as described herein).

(d)       Conversion Warrants. For every $100,000 of Principal Amount, the Holder shall receive a warrant to purchase 10,000 shares of Common Stock if the Holder converts this Note on or before March 31, 2017. Such warrants shall have an exercise price of $7.50 and shall be exercisable for cash until December 31, 2018.

(e)       Adjustment Provisions. The Conversion Price and number and kind of shares or other securities to be issued upon conversion pursuant to this Note shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

(i)       Reclassification. In case of any reclassification, consolidation or merger of the Company with or into another entity or any merger of another entity with or into the Company, or in the case of any sale, transfer or conveyance of all or substantially all of the assets of the Company (computed on a consolidated basis), each Note then outstanding will, without the consent of any Holder, become convertible only into the kind and amount of securities, cash or other property receivable upon such reclassification, consolidation, merger, sale, transfer or conveyance by a Holder of the number of shares of Common Stock into which such Note was convertible immediately prior thereto, after giving effect to any adjustment event.

(ii)      Stock Split, Dividend. If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a subdivision or split of Common Stock, or by the declaration of a dividend on the Common Stock, which dividend is wholly or partially in the form of additional shares of Common Stock or any other securities of the Company, then immediately after the effective date of such subdivision or split-up, or the record date with respect to such dividend, as the case may be, the Conversion Price shall be appropriately reduced so that the holder of this Note thereafter exchanged shall be entitled to receive the percentage of shares of Common Stock which such holder would have owned immediately following such action had this Note been exchanged immediately prior thereto;

(iii)     Reverse Split. If the number of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding Common Stock or reverse split, then, immediately after the effective date of such combination, the Conversion Price shall be appropriately increased so that the holder of this Note thereafter exchanged shall be entitled to receive the percentage of shares of Common Stock which such holder would have owned immediately following such action had this Note been exchanged immediately prior thereto.

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(f)       Issuance of New Note. Upon any partial conversion of this Note, a new promissory note containing the same date and provisions of this Note shall be issued by the Company to the Holder for the principal balance of this Note and interest which shall not have been converted or paid. The Holder shall not pay any costs, fees or any other consideration to the Company for the production and issuance of a new promissory note.

(g)       Reservation of Shares. The Company shall at all times reserve for issuance and maintain available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the full conversion of the Note, the full number of shares of Common Stock deliverable upon the conversion of the Note from time to time outstanding. The Company shall from time to time (subject to obtaining necessary director and stockholder action), in accordance with the laws of the State of Nevada, increase the authorized number of shares of its Common Stock if at any time the authorized number of shares of its Common Stock remaining unissued shall not be sufficient to permit the conversion of the Note.

6.       Collateral. As security for the prompt performance, observance and payment in full of the entire indebtedness evidenced by this Note, including the Principal Amount, interest thereon, fees and other charges, undertakings, covenants and duties owing or to be performed or observed by the Company to the Holder, of every kind and description, whether joint or several, direct or indirect, absolute or contingent, due or to become due, now existing or hereinafter arising (collectively, the “Obligations”), the Company hereby grants to the Holder a security interest, and lien for the Holders’ ratable share of the Series Notes, in the Company’s ownership interest in Sable Polymer Solutions, LLC (the “Collateral”).

7.       Representations and Warranties of the Company. The Company represents and warrants to the Holder that:

(a)       Organization. The Company is validly existing and in good standing under the laws of the state of Nevada and has the requisite power to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing in each jurisdiction in which the character or location of the properties owned or leased by the Company or the nature of the business conducted by the Company makes such qualification necessary or advisable, except where the failure to do so would not have a material adverse effect on the Company.

(b)       Power and Authority. The Company has the requisite power to execute, deliver and perform this Note, and to consummate the transactions contemplated hereby. The execution and delivery of this Note by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Note has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms except (i) that such enforcement may be subject to bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

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8.       Events of Defaults and Remedies. The following are deemed to be an event of default ("Event of Default") hereunder: (i) the failure by the Company to pay any installment of interest on this Note or any other Series Notes as and when due and payable and the continuance of any such failure for 10 days; (ii) the failure by the Company to pay all or any part of the principal on this Note or any other Series Notes when and as the same become due and payable as set forth above, at maturity, by acceleration or otherwise; (iii) the failure of the Company to perform any conversion of Notes required under this Note or any other Series Notes and the continuance of any such failure for 10 days; (iv) the failure by the Company to observe or perform any covenant or agreement contained in this Note or any other Series Notes and the continuance of such failure for a period of 30 days after the written notice is given to the Company; (v) the assignment by the Company for the benefit of creditors, or an application by the Company to any tribunal for the appointment of a trustee or receiver of a substantial part of the assets of the Company, or the commencement of any proceedings relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debts, dissolution or other liquidation law of any jurisdiction; or the filing of such application, or the commencement of any such proceedings against the Company and an indication of consent by the Company to such proceedings, or the appointment of such trustee or receiver, or an adjudication of the Company bankrupt or insolvent, or approval of the petition in any such proceedings, and such order remains in effect for 60 days; and (vi) final unsatisfied judgments not covered by insurance aggregating in excess of $1,000,000, at any one time rendered against the Company and not stayed, bonded or discharged within 75 days.

9.       Consent of Series Holders.

(a)       Consent of All Series Holders. Notwithstanding anything to the contrary contained herein, no amendment, modification, change or waiver shall be effective without the consent of all of the Series Holders to release or agree to subordinate any material portion of any Collateral or modify this Section 9.

(b)       Consent of Less than All Series Holders. Any decision other than as set forth in Section 9(a) above that shall be made by the Series Holders herein, shall be made by the Requisite Holders of the Series Notes outstanding at such time.

10.      Limitation on Merger, Sale or Consolidation. The Company may not, directly or indirectly, consolidate with or merge into another person or sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another person or group of affiliated persons, unless either (i) in the case of a merger or consolidation, the Company is the surviving entity or (ii) the resulting, surviving or transferee entity expressly assumes by supplemental agreement all of the obligations of the Company in connection with the Notes. Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the successor entity formed by such consolidation or into which the Company is merged or to which such transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Note with the same effect as if such successor entity had been named therein as the Company, and the Company will be released from its obligations under the Series Notes, except as to any obligations that arise from such transaction.

11.      Corporate Obligation. No recourse shall be had for the payment of the principal or the interest on this Note, or for any claim based thereon, or otherwise in respect thereof, or based on or in respect of any Note supplemental thereto, against any incorporator, stockholder, officer, or director (past, present, or future) of the Company, whether by virtue of any constitution, statute, or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being by the acceptance hereof, and as part of the consideration for the issue hereof, expressly waived and released.

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12.       Listing of Registered Holder of Note. This Note will be registered as to principal amount in the Holder’s name on the books of the Company at its principal office (the “Note Register”), after which no transfer hereof shall be valid unless made on the Company’s books at the office of the Company, by the Holder hereof, in person, or by attorney duly authorized in writing, and similarly noted hereon.

13.      Registered Holder Not Deemed a Stockholder. No Holder, as such, of this Note shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Note be construed to confer upon the Holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise.

14.       Waiver of Demand, Presentment, Etc. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

15.       Attorney’s Fees. The Company agrees to pay all costs and expenses, including without limitation reasonable attorney's fees, which may be incurred by the Holder in collecting any amount due under this Note or in enforcing any of Holder’s conversion rights as described herein.

16.       Enforceability. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

17.       Intent to Comply with Usury Laws. In no event will the interest to be paid on this Note exceed the maximum rate provided by law. It is the intent of the parties to comply fully with the usury laws of the State of New York; accordingly, it is agreed that notwithstanding any provisions to the contrary in this Note, in no event shall such Note require the payment or permit the collection of interest (which term, for purposes hereof, shall include any amount which, under New York law, is deemed to be interest, whether or not such amount is characterized by the parties as interest) in excess of the maximum amount permitted by the laws of the State of New York. If any excess of interest is unintentionally contracted for, charged or received under this Note, or in the event the maturity of the indebtedness evidenced by the Note is accelerated in whole or in part, or in the event that all of part of the Principal Amount or interest of this Note shall be prepaid, so that the amount of interest contracted for, charged or received under this Note, on the amount of the Principal Amount actually outstanding from time to time under this Note shall exceed the maximum amount of interest permitted by the applicable usury laws, then in any such event (i) the provisions of this paragraph shall govern and control, (ii) neither the Company nor any other person or entity now or hereafter liable for the payment thereof, shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by such applicable usury laws, (iii) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount thereof or refunded to the Company at the Holder’s option, and (iv) the effective rate of interest shall be automatically reduced to the maximum lawful rate of interest allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under the Note which are made for the purpose of determining whether such rate exceeds the maximum lawful rate of interest, shall be made, to the extent permitted by applicable laws, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the Note evidenced thereby, all interest at any time contracted for, charged or received from the Company or otherwise by the Holders in connection with this Note.

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18.       Governing Law; Consent to Jurisdiction. This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of laws provisions thereof. In any action between or among any of the parties, whether rising out of this Note or otherwise, each of the parties irrevocably consents to the exclusive jurisdiction and venue of the federal and/or state courts located in New York, New York.

19.       Amendment and Waiver. Any waiver or amendment hereto shall be in writing signed by the Holder. No failure on the part of the Holder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right hereunder preclude any other or further exercise thereof or the exercise of any other rights. The remedies herein provided are cumulative and not exclusive of any other remedies provided by law.

20.       Restrictions Against Transfer or Assignment. Neither this Note nor the shares issuable upon conversion of this Note may be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of by the Registered Holder hereof, in whole or in part, unless and until either (i) the Note or the shares issuable upon conversion of the Note have been duly and effectively registered for resale under the Securities Act of 1933, as amended, and under any then applicable state securities laws; or (ii) the Registered Holder delivers to the Company a written opinion acceptable to the Company’s counsel that an exemption from such registration requirements is then available with respect to any such proposed sale or disposition. Any transfer of this Note otherwise permissible hereunder shall be made only at the principle office of the Company upon surrender of this Note for cancellation and upon the payment of any transfer tax or other government charge connected therewith, and upon any such transfer a new Series Note will be issued to the transferee in exchange therefor.

21.       Entire Agreement; Headings. This Note constitutes the entire agreement between the Holder and the Company pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations and understandings, written or oral, of such parties. The headings are for reference purposes only and shall not be used in construing or interpreting this Note.

22.       Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and delivered in person, or sent by registered or certified mail (return receipt requested) or recognized overnight delivery service, postage pre-paid, or sent by email addressed as follows, or to such other address as such party may notify to the other parties in writing:

(a)       If to the Company, to it at the following address:

3333 Pinnacle Hills Parkway, Suite 220

Rogers, AR 72758

Attn: Randy May, CEO and President

Email: rmay@ecoarkusa.com

(b)       If to Registered Holder, then to the address listed on the front of this Note, unless changed, by notice in writing as provided for herein.

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IN WITNESS WHEREOF, Ecoark Holdings, Inc. has caused this Note to be duly executed in its corporate name by the manual signature of its President.

ECOARK HOLDINGS, INC.

By:
Randy May, CEO and President

Agreed to by Holder:

Print Name:

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ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal and/or accrued interest under the 10% Secured Convertible Promissory Note due $_______ of Ecoark Holdings, Inc., a Nevada corporation (the “Company”), into shares of common stock, par value $0.001 per share (the “Common Stock”) of the Company, according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion Calculations:

Date to Effect Conversion: ________________________________________

Principal Amount of 10% Secured Convertible Promissory Note to be Converted: ____________________________

Accrued Interest Amount of 10% Secured

Convertible Promissory Note to be Converted: ________________________________________

Number of Shares of Common Stock to be Issued:________________________________________

Signature:________________________________________

Name:___________________________________________

Address:_________________________________________